UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

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ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)
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Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (980) 299-5700
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange
DEPOSITARY SHARES, each representing a 1/20th interest in a share of 7.25% Series A Mandatory Convertible Preferred Stock	ALB PR A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On October 25, 2025, Albemarle Corporation, a Virginia corporation (the “Albemarle”), Ketjen Corporation, a Delaware corporation (“Ketjen”) that is a wholly-owned subsidiary of Albemarle, and ChemCat AcquisitionCo, LLC, a Delaware limited liability company (the “Purchaser”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Albemarle agreed to pursue a series of transactions that will result in the sale of a portion of the common stock of Ketjen (the “Purchased Shares”) to the Purchaser and the contribution of the remaining common stock of Ketjen (the “Contributed Shares”) to ChemCat Holdings, LP, a newly-formed Delaware limited partnership (“Holdco”), that was organized by and is affiliated with KPS Capital Partners LP, a New York based private equity firm (“KPS”).

At the closing of the sale, contribution and other transactions contemplated by the Stock Purchase Agreement (collectively, the “Transaction”), Albemarle will receive an estimated $536 million in cash and will own common units of Holdco (the “Rollover Equity”). In connection with the Transaction, Ketjen will effectuate a series of carve-out transactions that, among other things, will include the Eurecat Sale (as defined in Item 8.01 below) and the transfer of its performance catalysts solutions business to Albemarle or one or more of its affiliates. Ketjen’s business at the closing of the Transaction will consist of developing, manufacturing (including through toll manufacturing arrangements), and marketing catalysts and related products on a global basis. The Transaction is expected to close in the first half of 2026 upon the satisfaction or waiver of the closing conditions contained in the Stock Purchase Agreement.

Under the Stock Purchase Agreement, the purchase price for the Purchased Shares is $800.0 million, less the value ascribed to the Contributed Shares pursuant to the terms and conditions of the Stock Purchase Agreement, and is further subject to adjustment for closing cash, indebtedness, net working capital and transaction expenses.

The Rollover Equity to be received by Albemarle for the Contributed Shares will consist of common units of Holdco, initially representing a 49% interest of Holdco on a fully-diluted and as-converted basis as of the closing of the Transaction. Albemarle’s common units will be junior to the preferred units in Holdco held by KPS, which will accrue dividends, regardless of whether or not declared, for the first five years after the closing of the Transaction, and will be convertible into common units of Holdco based on the KPS investment amount, the accrued and unpaid preferred dividends and the then-applicable conversion price. Albemarle will initially, and for so long as it maintains a certain equity ownership level in Holdco, have the right to appoint certain members to the board of managers of Holdco, which board will be controlled by KPS. Albemarle will also have various minority consent rights based on its ownership of common units in Holdco.

Pursuant to the Stock Purchase Agreement, the parties have made customary representations and warranties and agreed to customary covenants, including a covenant that Albemarle will conduct Ketjen’s business in the ordinary course of business prior to the closing of the Transaction. The Stock Purchase Agreement provides that Albemarle will enter into an additional restrictive covenants agreement at closing pursuant to which it will agree to customary four-year non-competition and employee non-solicitation covenants, in each case, subject to certain exceptions. Holdco and Albemarle will agree to similar restrictive covenants in the joint venture agreement for Holdco in favor of one another for so long as Albemarle maintains a prescribed amount of its Rollover Equity. The Stock Purchase Agreement contains indemnification provisions relating to certain breaches of the covenants and agreements in the Stock Purchase Agreement and the other agreements to be entered into in connection with the Transaction and with respect to certain specified liabilities and other matters.

The consummation of the Transaction is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as well as approvals from competition and foreign investment authorities from certain non-U.S. jurisdictions and certain other governmental authorities.

The Stock Purchase Agreement contains customary termination provisions, and, subject to the terms and conditions of the Stock Purchase Agreement, either Albemarle or the Purchaser will be permitted to terminate the Stock Purchase Agreement if the closing of the Transaction has not occurred by April 30, 2026 (“Outside Date”). The Stock Purchase Agreement provides that upon the termination by Albemarle under certain specified circumstances, the Purchaser will be required to pay Albemarle a termination fee of $32.5 million (the “Termination Fee”). In connection with the Transaction, certain affiliates of KPS entered into a limited guarantee in favor of Albemarle with respect to certain payment obligations of the Purchaser under the Stock Purchase Agreement, including the Termination Fee.

Certain affiliates of KPS have entered into an equity commitment letter in favor of the Purchaser pursuant to which such affiliates have committed, pursuant to the terms and conditions therein, to invest in the Purchaser, directly or indirectly, the cash amounts set forth therein for the purpose of funding a portion of the cash purchase price payable at the closing of the Transaction, on the terms and subject to the conditions set forth therein. Holdco has also received a debt financing commitment letter that contemplates debt financing in an amount that, together with the amount of equity financing contemplated by the equity commitment letter, is anticipated to be sufficient to fund the cash purchase price payable at the closing of the Transaction and to pay related fees and expenses. The Purchaser’s obligation to consummate the Transaction is not expressly conditioned on the receipt or availability of debt or equity financing, and it is obligated, subject to the terms and conditions of the Stock Purchase Agreement, to use its reasonable best efforts to procure alternative financing in the event financing under the commitment letters is not obtained.

At the closing of the Transaction, Albemarle, Ketjen, Holdco, KPS and the Purchaser will enter into additional agreements, including an additional restrictive covenants agreement, a joint venture agreement for Holdco, and a transition services agreement.

The foregoing summary of the Stock Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Stock Purchase Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about Albemarle, Ketjen or the Purchaser. The Stock Purchase Agreement contains representations, warranties and covenants of the parties thereto made to, and solely for the benefit of, each other, and such representations, warranties and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. The assertions embodied in those representations, warranties and covenants are qualified by information in confidential disclosure schedules that have been delivered in connection with the execution of the Stock Purchase Agreement and were made only as of the date of the Stock Purchase Agreement. Accordingly, investors and security holders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Albemarle’s public disclosures.

Item 2.06    Material Impairments.

In connection with the transactions described under Item 1.01 and Item 8.01 of this Current Report on Form 8-K, on October 25, 2025, Albemarle concluded that the purchase prices provided by the stock purchase agreements for the Transaction and the Eurecat Sale (as defined in Item 8.01 below) were indicative of impairment as of September 30, 2025. As a result, Albemarle expects to record a non-cash goodwill impairment charge in the third quarter of 2025 of $181.5 million, representing the full value of goodwill associated with the Refining Solutions reporting unit as of September 30, 2025.

In addition, on October 25, 2025, Albemarle determined that the Refining Solutions reporting unit, inclusive of Albemarle’s ownership interest in Eurecat S.A., met the criteria to be classified as held for sale in Albemarle’s consolidated financial statements. Upon classification as held for sale, the entire disposal group is measured at the lower of its carrying amount or its fair value less costs to sell which could affect the carrying amount reported for the Refining Solutions reporting unit and could result in future impairment charges in the consolidated financial statements. The considerations above are based on management’s estimates and assumptions and may change as the transactions progress.

Item 7.01    Regulation FD Disclosure.

On October 23, 2025, Ketjen issued a press release regarding the Eurecat Sale (as defined in Item 8.01 below), a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On October 27, 2025, Albemarle issued a press release regarding the Transaction, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and in Exhibits 99.1 and 99.2 hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 8.01    Other Information.

On October 23, 2025, Ketjen entered into a share purchase agreement (the “Eurecat Sale Agreement”) with Axens SA, a société anonyme incorporated under the laws of France (“Eurecat Purchaser”). Pursuant to the terms and subject to the conditions set forth in the Eurecat Sale Agreement, Eurecat Purchaser has agreed to acquire all of Ketjen’s interest in Eurecat

S.A., a joint venture between Ketjen and Eurecat Purchaser (such transaction, the “Eurecat Sale”). The Eurecat Sale is currently expected to close in the first half of 2026, subject to customary closing conditions, and the purchase price to be paid to Ketjen in connection with the transaction is €105 million in cash (which is approximately $125 million in U.S. dollars based on current currency exchange rates).

Albemarle expects to receive an aggregate amount of approximately $660 million in cash proceeds from the Transaction and the Eurecat Sale. The Company expects to use these proceeds for debt reduction and other general corporate purposes.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Exhibit
2.1*	Stock Purchase Agreement, by and among Albemarle Corporation, Ketjen Corporation and ChemCat AcquisitionCo, LLC, dated as of October 25, 2025.

99.1	Press Release, dated October 23, 2025.

99.2	Press Release, dated October 27, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Albemarle hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Stock Purchase Agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain information contained herein and in the exhibits hereto that are not statements of historical fact or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties, often contain words such as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “should,” “would,” “will,” “outlook,” and “scenario.” The forward-looking statements contained herein and in the exhibits hereto include, without limitation, statements related to the planned sale of a controlling stake in Ketjen and the amount of the proceeds for the controlling stake in Ketjen and Albemarle’s interest in Eurecat S.A.; the timing for completion of the Transaction and Eurecat Sale; the ability of the parties to close the Transaction and Eurecat Sale, including obtaining regulatory approvals and meeting other closing conditions; Albemarle’s expected accounting classification of the Ketjen business following entering into the Stock Purchase Agreement and the Eurecat Sale Agreement and the related accounting treatment, including the amount and timing of any impairment charge that it will be required to record and its effect on Albemarle’s results of operations; and the expected use of proceeds from the Transaction and the Eurecat Sale. These and other forward-looking statements are based on management’s current estimates, assumptions and expectations and involve risks and uncertainties that could significantly affect expected results. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement; the ability of the Purchaser to obtain the proceeds of the debt and equity financings necessary to pay the purchase price; the risk that the necessary regulatory approvals may not be obtained or may be delayed or obtained subject to conditions that are not anticipated; the risk that the transaction will not be consummated in a timely manner; the risk that Albemarle will experience unanticipated delays or difficulties and transaction costs in consummating the Transaction; the risk that any of the closing conditions to the Transaction may not be satisfied in a timely manner or at all; the risk that the actual impairment charges to be recorded by Albemarle could be significantly greater than the amounts currently anticipated; the risk related to disruption from the Transaction and the Eurecat Sale and the related diverting of management’s attention making it more difficult to maintain business and operational relationships; the failure to realize the benefits expected from the Transaction or other related strategic initiatives; the impact of the Transaction or the announcement and completion of related transactions on Albemarle’s share price and market volatility; the effect of the announcement of the Transaction on the ability of Albemarle to retain customers and suppliers, retain or hire key personnel, and maintain relationships with customers, suppliers and lenders; the effect of the transaction on Albemarle’s operating results and businesses generally; and the possibility of more attractive strategic options arising in the future. Additional information concerning these and other factors that could cause actual results to differ materially from those projected is contained in the reports Albemarle files with the SEC, including those described under “Risk Factors” in Albemarle’s most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are filed with the SEC and available on the investor section of Albemarle’s website

(investors.albemarle.com) and on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this Current Report on Form 8-K. Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: October 27, 2025	By:	/s/ Ander C. Krupa
Ander C. Krupa
Senior Vice President, General Counsel and Corporate Secretary